Exhibit 13.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Purple Biotech Ltd. (the “Company”) hereby certifies, to such officer’s knowledge that:

1.	The Company’s Annual Report on Form 20-F for the year ended December 31, 2020, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2021

/s/ Isaac Israel
Isaac Israel
Chief Executive Officer

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.